SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

14 Wall Street, Suite 1620, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 361-5540

Not Applicable
(Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes In Registrant’s Certifying Accountant.

On December 18, 2006, upon recommendation and approval of the Company’s Audit Committee of December 15, 2006, the Company dismissed Malone & Bailey, PC as the Company’s independent auditor and engaged Amper Politziner & Mattia (“Amper”) as the Company’s independent auditors for the fiscal year ended March 31, 2007.

Malone & Bailey, PC’s reports on the Company’s financial statements for each of the years ended March 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended March 31, 2006 and 2005 and through the date of this 8-K, there were no disagreements with Malone & Bailey, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to Malone & Bailey, PC’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

The Company has provided Malone & Bailey, PC with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of Malone & Bailey, PC’s letter dated December 18, 2006 stating its agreement with such statements.

During the years ended March 31, 2006 and 2005 and through the date of this 8-K, the Company did not consult Amper with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matters or reportable events as set forth in Items 304(a)(2)(ii) of Regulation S-B.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1 Letter from Malone & Bailey, PC to the Securities and Exchange Commission dated December 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By:  /s/ Jeffrey A. Tischler

Name: Jeffrey A. Tischler
Title: Executive Vice President and
Chief Financial Officer

Dated: December 18, 2006